UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2026

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

Incremental Assumption Agreement

On June 26, 2026, APLD Intermediate HoldCo LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of Applied Digital Corporation, a Nevada corporation (the “Company”), entered into Incremental Assumption Agreement No. 1 (the “Incremental Assumption Agreement”), which modified, as further described below, that certain Credit Agreement, dated as of May 29, 2026 (the “Closing Date”), by and among the Company, as holdings, the Borrower, the lenders and issuing banks from time to time party thereto, and First National Bank of Omaha, as administrative agent and collateral agent (the “Original Credit Agreement” and, as modified by the Incremental Assumption Agreement, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The Incremental Assumption Agreement amends the Original Credit Agreement to, among other things, increase the aggregate principal amount of the revolving credit commitments under the Original Credit Agreement to $430.0 million which caused the Credit Agreement to become material to the Company and thereby requires disclosure under this Current Report on Form 8-K.

Material Terms of the Credit Agreement

The Credit Agreement provides for a secured revolving credit facility (the “Credit Facility”) in an aggregate principal amount of up to $430.0 million. The Credit Facility will mature on May 28, 2029, and includes a $430.0 million letter of credit sub-facility, which reduces overall availability. The Credit Agreement allows the Borrower to increase revolver commitments or draw on term loans under the Credit Facility up to an aggregate amount not to exceed an additional $120.0 million for a total of $550.0 million.

The Credit Facility bears interest at a rate equal to (i) an applicable margin, plus (ii) at our option, either (x) the Secured Overnight Financing Rate for the applicable corresponding tenor (“Term SOFR”) as published by CME Group Benchmark Administration, subject to a Floor of 0.00% or (y) a base rate determined by reference to the highest of (a) the prime commercial lending rate published by the Wall Street Journal, (b) the federal funds rate plus 0.50%, (c) the one-month Term SOFR rate plus 1.00% and (d) 1.00%. The applicable margin will be 2.25%, in the case of Term SOFR-based loans, and 1.25% in the case of base rate-based loans.

The Credit Facility will be fully and unconditionally guaranteed by the Company and each Restricted Subsidiary of the Company, subject to customary exceptions. The Credit Agreement contains provisions that facilitate separate financing of data center and related development projects by project entities.

The Credit Agreement contains (i) certain customary representations and warranties, (ii) certain customary affirmative covenants, (iii) certain customary negative covenants and (iv) certain customary events of default, including, among other things, certain events of bankruptcy. If such an event of default occurs, the lenders under the Credit Agreement could be entitled to terminate the lending commitments and accelerate amounts due under the Credit Agreement.

The foregoing descriptions of the Original Credit Agreement and the Incremental Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Original Credit Agreement and the Incremental Assumption Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference herein.

Sixth Amendment to the Preferred Equity Purchase Agreement

On June 26, 2026, the Company also entered into the sixth amendment (the “Sixth Amendment”) to the Preferred Equity Purchase Agreement, dated April 30, 2025, by and between the Company and the investors signatory thereto (as amended from time to time, the “PEPA”) in order to provide more availability under the PEPA facility.

The Sixth Amendment amends the PEPA to increase the aggregate commitment amount under the PEPA for the issuance of shares of Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), from $1,590,000,000 to $2,000,000,000.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, a form of which is attached hereto as Exhibit 10.3 and is incorporated in its entirety by reference herein.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 under the heading “Credit Agreement” above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the Series G Preferred Stock pursuant to the PEPA, and the shares of Common Stock issuable upon the conversion of the Series G Preferred Stock, is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Series G Preferred Stock or the shares of Common Stock issuable upon the conversion of the Series G Preferred Stock, nor shall there be an offer, solicitation or sale of the Series G Preferred Stock or the shares of Common Stock issuable upon the conversion of the Series G Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1**	Credit Agreement, dated as of May 29, 2026, by and between Applied Digital Corporation, APLD Intermediate Holdco LLC, the lenders party thereto, First National Bank of Omaha and Goldman Sachs Lending Partners LLC.
10.2*	Incremental Assumption Agreement No. 1, dated as of June 26, 2026, by and among Applied Digital Corporation, APLD Intermediate Holdco LLC, the Subsidiary Guarantors, lenders and each issuing bank party thereto, and First National Bank of Omaha.
10.3*	Form of Sixth Amendment to Preferred Equity Purchase Agreement by and between the Company and the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

** Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material to investors and (ii) is the type that the registrant treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of this exhibit and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 26, 2026	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer